Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS
THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment"), dated as of May 11, 2017, by and among CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership ("Borrower"), the undersigned parties to this Amendment executing as "Guarantors" (hereinafter referred to individually as "Guarantor" and collectively as "Guarantors"), KEYBANK NATIONAL ASSOCIATION ("KeyBank"), THE HUNTINGTON NATIONAL BANK ("Huntington"), BMO HARRIS BANK N.A. ("New Lender"; KeyBank, Huntington and New Lender collectively, the "Lenders"), and KeyBank as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as "Agent").
W I T N E S S E T H:
WHEREAS, the Borrower, Agent, KeyBank and Huntington are parties to that certain Credit Agreement dated as of March 1, 2017 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the "Credit Agreement");
WHEREAS, certain of the Guarantors executed and delivered to Agent that certain Unconditional Guaranty of Payment and Performance dated as of March 1, 2017 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the "Guaranty");
WHEREAS, Borrower and certain of the Guarantors executed and delivered to Agent that certain Cash Collateral Account Agreement dated as of March 1, 2017, as amended by that certain First Amendment to Cash Collateral Account Agreement dated as of March 24, 2017 (as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the "Cash Collateral Agreement");
WHEREAS, CDOR TLH Magnolia, LLC, TRS TLH Magnolia, LLC, CDOR LEX Lowry, LLC, TRS LEX Lowry, LLC, CDOR AUS Louis, LLC and TRS AUS Louis, LLC have become a party to the Guaranty and the Cash Collateral Agreement pursuant to that certain Joinder Agreement dated March 24, 2017; and
WHEREAS, the Borrower and the Guarantors have requested that the Agent and the Lenders make certain modifications to the Credit Agreement and Agent and the undersigned Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1. Definitions.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.
2. Modifications of the Credit Agreement.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:
(a) By deleting in their entirety the definitions of "Consolidated Debt Service", "First Extension Period" and "Vista Acquisition" appearing in §1.1 of the Credit Agreement.
(b) By deleting in their entirety the definitions of "Applicable Margin", "Arranger", "Borrowing Base Availability", "Extension Request", "Maturity Date", "Potential Collateral", "Qualified Capital Raise", "Tier II Maximum Availability Amount" and "Total Commitment", appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:
"Applicable Margin.  The Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be a percentage per annum as set forth below based on the applicable Leverage Ratio:
Pricing Level	Leverage Ratio (Consolidated Total Indebtedness to Consolidated Total Asset Value) [1]	Leverage Ratio (Consolidated Total Indebtedness to EBITDA) [2]	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
Pricing Level 1	Less than 45%	Less than 5 to 1	2.25%	1.25%
Pricing Level 2	Equal to or greater than 45% but less than 55%	Equal to or greater than 5 to 1 but less than 5.5 to 1	2.50%	1.50%
Pricing Level 3	Equal to or greater than 55%	Equal to or greater than 5.5 to 1	3.00%	2.00%
1 The grid is applicable prior to March 31, 2019.
2 This grid is applicable commencing on March 31, 2019 and continuing thereafter.
The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by REIT to the Agent of the Compliance Certificate after the end of a fiscal quarter.  In the event that REIT shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 3 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.
In the event that the Agent, REIT or the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (b) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.
Arranger.  KCM, The Huntington National Bank and BMO Capital Markets.
Borrowing Base Availability.  The Borrowing Base Availability shall be the sum of the following:
(a) For Borrowing Base Properties that are Tier I Properties, the lesser of:
(i) sixty percent (60%) multiplied by the aggregate Tier I Borrowing Base Value of all such Tier I Borrowing Base Properties; and
(ii) The quotient obtained by dividing (A) the aggregate Adjusted Net Operating Income from the Tier I Borrowing Base Properties by (B) the product of (x) 1.50 and (y) the Mortgage Constant, plus
(b) For Borrowing Base Properties that are Tier II Properties, the lesser of:
(i) the Tier II Maximum Availability Amount;
(ii) fifty percent (50%) multiplied by the aggregate Tier II Borrowing Base Value of all such Tier II Borrowing Base Properties; and
(iii) the maximum principal loan amount that would not result in the ratio (expressed as a percentage) of (a) the aggregate Adjusted Net Operating Income from Tier II Properties included in the calculation of the Borrowing Base Availability divided by (b) such maximum principal loan amount, to be less than twenty percent (20%).
Notwithstanding the foregoing, if the Borrowing Base Availability attributable to a Borrowing Base Property that is encumbered by a Mortgage increases after such property first becomes a Borrowing Base Property, such increased value shall not be included in the calculation of Borrowing Base Availability until Borrower increases the coverage under the Title Policy for such Borrowing Base Property (and any tie-in endorsements included in the Title Policies for the other Borrowing Base Properties) to 110% of such increased Borrowing Base Availability.
Extension Request.  See §2.12(a)(i).
Maturity Date.  February 28, 2020, as the same may be extended as provided in §2.12, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.
Potential Collateral.  Any (a) Real Estate or (b) following the satisfaction of the Mortgage Collateral Requirement, Equity Interests in a Wholly Owned Subsidiary of Borrower and TRS Lessee which is not at the time included in the Collateral and which Real Estate (or with respect to a pledge of Equity Interests in a Wholly-Owned Subsidiary, whose assets), which in either case consists of (i) Eligible Real Estate and the related rights under an Operating Lease, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Required Lenders and the related rights under the Operating Lease, and the completion and delivery of Borrowing Base Qualification Documents as required by the Agent and the related rights under an Operating Lease.
Qualified Capital Raise.  The Qualified Capital Raise shall be deemed to have occurred at such time as Agent shall have received from Borrower evidence reasonably satisfactory to Agent of the occurrence after May 11, 2017 of one or more Equity Offerings of common shares of the REIT that shall have resulted in REIT receiving not less than $50,000,000.00 in gross equity proceeds and that the net proceeds thereof have been contributed to Borrower.
Tier II Maximum Availability Amount.  The sum of (a) $20,000,000.00, minus (b) the greater of (i) an amount equal to one hundred percent (100%) of the aggregate Net Sales Proceeds from Tier II Properties after May 11, 2017, (ii) an amount equal to $5,000,000.00 on November 11, 2017, (iii) an amount equal to $10,000,000.00 on May 11, 2018, and (iv) an amount equal to $15,000,000 on November 11, 2018; and provided further that the Tier II Maximum Availability Amount shall reduce to zero dollars ($0.00), if not sooner, on May 11, 2019.
Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  As of May 11, 2017, the Total Commitment is One Hundred Fifty Million and No/100 Dollars ($150,000,000.00).  The Total Commitment may increase in accordance with §2.11."
(c) By inserting the following definition in §1.1 of the Credit Agreement, in the appropriate alphabetical order:
"Mortgage Collateral Requirement.  The Mortgage Collateral Requirement shall be deemed to be satisfied the first time that there are twelve (12) Tier I Properties that are Borrowing Base Properties included in the calculation of Borrowing Base Availability that are encumbered by Mortgages."
(d) By deleting the words "Consolidated Debt Service," appearing in the first (1st) line of §1.2(n) of the Credit Agreement.
(e) By deleting in its entirety §2.9 of the Credit Agreement, and inserting in lieu thereof the following:
"§2.9 Use of Proceeds.  The Borrower will use the proceeds of the Loans solely for (a) repayment of Indebtedness, (b) acquisitions and capital improvements, and (c) general corporate and working capital purposes."
(f) By deleting in its entirety §2.12 of the Credit Agreement, and inserting in lieu thereof the following:
"§2.12 Extension of Maturity Date.
(a) The Borrower shall have the one-time right and option to extend the Maturity Date to March 1, 2021 upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:
(i) Extension Request.  The Borrower shall deliver written notice of such request (the "Extension Request") to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrower.
(ii) Qualified Capital Raise.  The Qualified Capital Raise shall have occurred.
(iii) Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to twenty-five (25) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.
(iv) No Default.  On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.
(v) Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).
(vi) Pro Forma Covenant Compliance.  Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the Borrowing Base Availability and the covenants set forth in §9 immediately after giving effect to the extension.
(vii) Appraisals.  Agent shall have obtained at Borrower's expense new Appraisals or an update to the existing Appraisals of the Borrowing Base Properties and determined the current Appraised Value of the Borrowing Base Properties.
(viii) Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require, and the Borrower shall pay the cost of any title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such extension.
(b) In the event that the Maturity Date has been extended as provided in §2.12(a), the Borrower shall have the one-time right and option to extend the Maturity Date to March 1, 2022 upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:
(i) Extension Request.  The Borrower shall deliver the Extension Request to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrower.
(ii) Qualified Capital Raise.  The Qualified Capital Raise shall have occurred.
(iii) Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to twenty-five (25) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.
(iv) No Default.  On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.
(v) Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).
(vi) Pro Forma Covenant Compliance.  Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the Borrowing Base Availability and the covenants set forth in §9 immediately after giving effect to the extension.
(vii) Appraisals.  At Agent's option, Agent shall have obtained at Borrower's expense new Appraisals or an update to the existing Appraisals of the Borrowing Base Properties and determined the current Appraised Value of the Borrowing Base Properties.
(viii) Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require, and the Borrower shall pay the cost of any title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such extension."
(g) By deleting in its entirety §5.5(f) of the Credit Agreement, and inserting in lieu thereof the following:
"(f) [Intentionally Omitted]; and".
(h) By deleting in its entirety §7.5(h) of the Credit Agreement, and inserting in lieu thereof "(h) [Intentionally Omitted]."
(i) By deleting in their entirety §7.20(a)(vii) and (viii) of the Credit Agreement, and inserting in lieu thereof the following:
"(vii) [Intentionally Omitted];
(viii) (A) at least ninety percent (90%) of the aggregate hotel rooms in the Borrowing Base Properties must be open for business, not under Material Renovation, and have at least one year of operating history; and
(B) not more than ten percent (10%) of the total Borrowing Base Availability shall be attributable to Hotel Properties which are recently-completed developments or assets undergoing Material Renovation, but which assets included in the calculation of Borrowing Base Availability shall in any event have at least three (3) months of operating history (notwithstanding the foregoing, a failure to satisfy the requirements of this clause (viii) (B) shall not result in any Real Estate not being included as a Borrowing Base Property, but any such Borrowing Base Availability in excess of such limitation shall be excluded for purposes of calculating Borrowing Base Availability, the Tier I Borrowing Base Value and the Tier II Borrowing Base Value and the associated Net Operating Income and Adjusted Net Operating Income corresponding thereto shall be similarly excluded);".
(j) By deleting in its entirety the last paragraph of §7.20(a) of the Credit Agreement, which paragraph begins "Notwithstanding the foregoing, the provisions of §7.20(a)(x)", and inserting in lieu thereof the following:
"Notwithstanding the foregoing, the provisions of §7.20(a)(x), (xi) and (xii) and §9.7 shall not be applicable until June 30, 2018 and then shall be applicable at all times thereafter."
(k) By deleting in their entirety §8.1(h) and (i) of the Credit Agreement, and inserting in lieu thereof the following:
"(h) [Intentionally Omitted]; and
(i) subject to the provisions of §9, Recourse Indebtedness of the REIT and its Subsidiaries, provided that the aggregate amount of such Recourse Indebtedness (excluding the Obligations) shall not at any time exceed ten percent (10%) of Consolidated Total Asset Value."
(l) By deleting in its entirety §8.3 of the Credit Agreement, and inserting in lieu thereof the following:
"§8.3 Restrictions on Investments.  Neither the Borrower will, nor will it permit any Guarantor or any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:
(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the REIT or its Subsidiary;
(b) marketable direct obligations of any of the following:  Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;
(c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;
(d) commercial paper assigned the highest rating by two (2) or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof;
(e) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A by S&P and A1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;
(f) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing §§8.3(a), 8.3(b) or 8.3(c) with banks described in the foregoing §8.3(c) or with financial institutions or other corporations having total assets in excess of $500,000,000; and
(g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing §§8.3(a) through 8.3(f) and have total assets in excess of $50,000,000.
(h) The acquisition of fee interests by the Borrower or its Subsidiaries in (i) Real Estate which is utilized as a full service, select service or limited service Hotel Property located in the continental United States or the District of Columbia and businesses and investments incidental thereto, and (ii) subject to the restrictions set forth in this §8.3, the acquisition of Land Assets to be developed for the foregoing purpose;
(i) Investments by the Borrower in Wholly-Owned Subsidiaries of the Borrower, which in turn own Investments permitted by this §8.3;
(j) Investments by the REIT in the General Partner and in Subsidiaries of Borrower as contemplated in the definition of Wholly-Owned Subsidiary;
(k) Investments by General Partner in Borrower and in TRS;
(l) Investments in Land Assets, provided that the aggregate Investment pursuant to this §8.3(l) shall not at any time exceed five percent (5%) of Consolidated Total Asset Value;
(m) Investments in non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates, which in turn own Investments permitted by this §8.3, provided that the aggregate Investment pursuant to this §8.3(m) (excluding Borrower's Investment as of the date hereof in the Aloft Atlanta Joint Venture) shall not at any time exceed ten percent (10%) of Consolidated Total Asset Value;
(n) Investments in Development Properties for properties of the type described in §8.3(h)(i), provided that the aggregate Investment pursuant to this §8.3(n) shall not at any time exceed ten percent (10%) of Consolidated Total Asset Value; and
(o) Investments in Mortgage Note Receivables created by seller-financing provided by Borrower with respect to any Tier II Properties included as Borrowing Base Properties existing on the date hereof, provided that the aggregate Investment pursuant to this §8.3(o) shall not exceed in the aggregate $5,000,000.00.
(p) Investments in Mortgage Note Receivables (other than seller-financing), provided that the aggregate Investment pursuant to §8.3(o) and this §8.3(p) shall not at any time exceed five percent (5%) of Consolidated Total Asset Value.
Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any Guarantor and their Subsidiaries in the Investments described in §8.3(l), (m), (n) (o) and (p) at any time exceed twenty percent (20%) of Consolidated Total Asset Value at any time.
For the purposes of this §8.3, the Investment of REIT or any of its Subsidiaries in any non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person's Equity Percentage of their non-Wholly-Owned Subsidiaries' and Unconsolidated Affiliates' Investments valued in the manner set forth for the determination of Consolidated Total Asset Value, or if not included therein, valued at the GAAP book value."
(m) By deleting in its entirety §8.7(a) of the Credit Agreement, and inserting in lieu thereof the following:
"(a) Prior to September 30, 2017, the Borrower, General Partner and REIT shall not pay any Distributions to their partners or shareholders, respectively, except (i) Preferred Distributions on (A) the Series D Preferred Stock existing as of the date of this Agreement or (B) any Preferred Securities issued in connection with the complete conversion of all outstanding Series D Preferred Stock to the common stock of the REIT in an amount not greater than the amount of the Series D Preferred Stock as of the date of this Agreement and which have a dividend rate that does not exceed that of the Series D Preferred Stock as of the date of this Agreement, (ii) Distributions by the REIT to its common shareholders in an amount not in excess of REIT's dividend rate in effect as of the date of this Agreement (such dividend rate being $0.01 per share per month, adjusted for any stock splits after the date of this Agreement) and (iii) Distributions by the Borrower to its limited partners (other than REIT) in an amount not in excess of the economic equivalent of the REIT's dividend rate in effect as of the date of this Agreement (such economic equivalent dividend rate being $0.01 per eight (8) limited partnership interests per month, adjusted for any stock splits after the date of this Agreement); provided that the limitations contained in this §8.7(a) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.  Nothing in this §8.7(a) shall prohibit Distributions by the Borrower to the General Partner and Distributions by the General Partner to the REIT to facilitate Distributions by the REIT otherwise permitted in this §8.7(a)."
(n) By deleting the words "From and after the occurrence of the Qualified Capital Raise" appearing in the first (1st) line of §8.7(b) of the Credit Agreement, and inserting in lieu thereof the words "On and after September 30, 2017".
(o) By deleting in its entirety §9.2 of the Credit Agreement, and inserting in lieu thereof the following:
"§9.2 Leverage.
(a) The Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage) to exceed 60%.
(b) Commencing on March 31, 2019 and continuing thereafter, the Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Adjusted Consolidated EBITDA determined for the most recently ended four (4) fiscal quarters to exceed 6.25 to 1.  For the avoidance of doubt commencing on March 31, 2019, the covenant in §9.2(a) shall no longer be applicable."
(p) By deleting in its entirety §9.4 of the Credit Agreement, and inserting in lieu thereof the following:
"§9.4 [Intentionally Omitted.]"
(q) By deleting in its entirety §9.5 of the Credit Agreement, and by inserting in lieu thereof the following:
"§9.5 Adjusted Consolidated EBITDA to Fixed Charges.  The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA determined for the most recently ended four (4) fiscal quarters to Fixed Charges determined for the most recently ended four (4) fiscal quarters to be less than 1.50 to 1.
For the purposes of determining compliance with this §9.5 commencing upon March 29, 2017, the Consolidated Interest Expense component of Fixed Charges shall be determined for the fiscal quarter ending March 31, 2017 (and after giving pro forma effect in a manner reasonably acceptable to Agent to any debt reductions during such quarter as a result of equity raised by REIT), and then annualized in a manner reasonably acceptable to Agent.  Thereafter the Consolidated Interest Expense component of Fixed Charges shall be determined by annualizing the actual Consolidated Interest Expense (determined for the fiscal quarter ending March 31, 2017 as provided above) from and including the quarter ending March 31, 2017 until there are four (4) full fiscal quarters of results, and thereafter shall be determined based upon the most recently ended four (4) fiscal quarters."
(r) By deleting in its entirety Schedule 1.1 attached to the Credit Agreement, and inserting in lieu thereof Schedule 1.1 attached hereto and made a part hereof.
(s) By deleting in its entirety paragraph (b) of Schedule 5.3 to the Credit Agreement, appearing on page 1 of Schedule 5.3, and inserting in lieu thereof the following:
"(b) Security Documents.
(i) With respect to any Tier I Properties and Tier II Properties included as a Borrowing Base Property prior to the satisfaction of the Mortgage Collateral Requirement, a Mortgage, Assignment of Leases and Rents, a joinder and supplement to the Security Agreement and such other Security Documents relating to such Real Estate, including any amendments to or additional Security Documents, in order to grant to the Agent, for the benefit of the Lenders, a first priority lien and security interest (subject to any Liens expressly permitted with respect thereto by §8.2) in such Borrowing Base Property and all assets of the TRS Lessee, duly executed and delivered by the respective parties thereto, and the Agent shall have recorded such Security Documents, amendments, UCC financing statements or amendments thereto as the Agent may reasonably require.
(ii) With respect to any Tier I Properties included as a Borrowing Base Property commencing after the satisfaction of the Mortgage Collateral Requirement and continuing thereafter, such Security Documents relating to the Equity Interests in each Subsidiary directly or indirectly owning or leasing (including TRS Lessee) any such Real Estate, including any amendments to or additional Security Documents, in order to grant to the Agent, for the benefit of the Lenders, a first priority lien and security interest (subject to any Liens expressly permitted with respect thereto by §8.2) in such Equity Interests in each Subsidiary directly or indirectly owning or leasing (including TRS Lessee) such Real Estate and in each other Subsidiary, duly executed and delivered by the respective parties thereto (which with respect to such Borrowing Base Property shall include, if required by the Agent, the delivery to Agent of certificates evidencing such Equity Interests together with such transfer powers or assignments as the Agent may reasonably require), and the Agent shall have recorded such UCC financing statements or amendments thereto as the Agent may reasonably require."
(t) The compliance calculation templates attached to the Compliance Certificate and the Borrowing Base Certificate shall be modified by the Borrower and the Agent to conform to the modification of the applicable covenants in this Amendment.
3. Modification of the Cash Collateral Agreement.  Borrower, Guarantors, Agent and Lenders do hereby modify and amend the Cash Collateral Agreement as follows:
(a) By deleting in its entirety the second (2nd) "WHEREAS" paragraph of the Cash Collateral Agreement, appearing on page 1 thereof, and inserting in lieu thereof the following:
"WHEREAS, Lenders have agreed to provide to Borrower (i) a revolving credit loan facility in the initial amount of up to $150,000,000.00 (the "Revolving Credit Loan") pursuant to the Credit Agreement, which Revolving Credit Loan may be increased to up to $400,000,000.00 pursuant to Section 2.11 of the Credit Agreement, and which Revolving Credit Loan is evidenced by, among other things, those certain Revolving Credit Notes of even date herewith made by Borrower to the order of Lenders in the aggregate principal face amount of $150,000,000.00, and (ii) a Swing Loan Note in the initial amount of $5,000,000.00 (the "Swing Loan"; the Revolving Credit Loan and the Swing Loan are hereinafter collectively referred to as the "Loan") pursuant to the Credit Agreement, and (iii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the "Notes"); and".
(b) By deleting the words "FF&E Reserve Account" appearing in the last line of Section 9(d) of the Cash Collateral Agreement, and inserting in lieu thereof the words "Taxes and Insurance Reserve Account".
4. Modification of the Guaranty.  Guarantors, Agent and Lenders do hereby modify and amend the Guaranty by deleting in its entirety paragraph (a) appearing on page 1 of the Guaranty, and inserting in lieu thereof the following:
"(a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of up to One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), and of the Swing Loan Note made by Borrower to the order of the Swing Loan Lender in the principal face amount of Five Million and No/100 Dollars ($5,000,000), together with interest as provided in the Revolving Credit Notes and the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and".
5. Commitments.
(a) As of the "Effective Date" (as hereinafter defined) of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Lender's (including New Lender's) Commitment shall be the amount set forth on Schedule 1.1 attached hereto.  In connection with the increase of the Commitments, each existing Lender that is increasing its Commitment shall be issued a replacement Revolving Credit Note in the principal face amount of its Commitment, which will be a "Revolving Credit Note" under the Credit Agreement.  Each such Revolving Credit Note shall be a replacement Revolving Credit Note, and each existing increasing Lender will promptly return to Borrower its existing Revolving Credit Note that is being replaced marked "Replaced".
(b) In connection with the increase of the Commitment and pursuant to this Amendment and §2.11 of the Credit Agreement, New Lender shall on the Effective Date be issued a Revolving Credit Note in the principal face amount of its Commitment, which will be a "Revolving Credit Note" under the Credit Agreement, and on the Effective Date New Lender shall be a Lender under the Credit Agreement.  New Lender makes and confirms to the Agent and the other Lenders all of the representations, warranties and covenants of a Lender under the Credit Agreement as if it were an original party to the Credit Agreement.  Without limiting the foregoing, New Lender (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Amendment and perform its obligations under this Amendment, the Credit Agreement and the other Loan Documents; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a party to the Credit Agreement; (c) agrees that it has made its own decision to become a Lender under the Credit Agreement without reliance upon any Lender, Agent, any Titled Agent or any affiliate or subsidiary of any thereof, and has and will, independently and without reliance upon any Lender, the Agent, any Titled Agent or any affiliate or subsidiary of any thereof and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the Collateral and any other assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Amendment, New Lender has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (f) represents and warrants that New Lender is not a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or any Guarantor and is not a Defaulting Lender or an Affiliate of a Defaulting Lender and (g) New Lender has a net worth or unfunded capital commitment as of the date hereof of not less than $100,000,000.00 unless waived in writing by Borrower and Agent.
(c) By its signature below, New Lender hereby agrees from and after the Effective Date to perform all obligations as a Lender and with respect to its Commitment as set forth in this Amendment, the Credit Agreement and the other Loan Documents, as if New Lender were an original Lender and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Commitment as required under the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as set forth in §2.5 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.10 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein.  New Lender acknowledges and confirms that its address for notices and LIBOR Lending Office for Revolving Credit Loans is as set forth on the signature pages hereto.
(d) On the Effective Date of this Amendment the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Lender shall be equal to such Lender's Commitment Percentage of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the Lenders in Swing Loans and Letters of Credit shall be similarly adjusted.  On the Effective Date, each of those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.
6. References to Credit Agreement, Cash Collateral Agreement and Guaranty.  All references in the Loan Documents to the Credit Agreement, the Cash Collateral Agreement and the Guaranty shall be deemed a reference to the Credit Agreement, the Cash Collateral Agreement and the Guaranty as modified and amended herein.
7. Consent of Guarantors.  By execution of this Amendment, Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein and the execution and delivery of the Revolving Credit Notes and any other agreements contemplated hereby, and Borrower and Guarantors hereby acknowledge, represent and agree that the Credit Agreement, the Cash Collateral Agreement and the Guaranty, as modified and amended herein, and the other Loan Documents, as the same may be modified in connection with this Amendment, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity, and that the Guaranty extends to and applies to the foregoing documents as modified and amended and to the Revolving Credit Notes delivered pursuant hereto.
8. Representations.  Borrower and Guarantors represent and warrant to Agent and the Lenders as follows as of the date of this Amendment:
(a)     Authorization.  The execution, delivery and performance by the Borrower and the Guarantors of this Amendment, the Revolving Credit Notes and any other agreements contemplated hereby and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, any of such Persons or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons other than the liens and encumbrances in favor of the Agent contemplated by this Amendment and the other Loan Documents, and (vi) do not require any approval or consent of any Person other than those already obtained and delivered to the Agent.
(b) Enforceability.  This Amendment, the Revolving Credit Notes delivered pursuant hereto and each other document executed and delivered in connection with this Amendment are the valid and legally binding obligations of Borrower and Guarantors, enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity.
(c) Approvals.  The execution, delivery and performance by the Borrower and the Guarantors of this Amendment, the Revolving Credit Notes delivered pursuant hereto and any other agreements contemplated hereby and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained.
(d) Reaffirmation.  Each of the representations and warranties made by or on behalf of Borrower, Guarantors or any of their respective Subsidiaries contained in this Amendment, the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment are true in all material respects as of the date as of which they were made and are true in all material respects as of the date hereof, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).
(e)    No Default.  By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents immediately after the execution and delivery of this Amendment and the other documents executed in connection herewith, and that no Default or Event of Default has occurred and is continuing.
9.    Waiver of Claims.  Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
10. Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Cash Collateral Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Cash Collateral Agreement, the Guaranty and the other Loan Documents.  Nothing in this Amendment or any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).  This Amendment shall constitute a Loan Document.
11. Counterparts.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
12. Miscellaneous.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
13. Amendments of Other Loan Documents.  The Lenders authorized Agent to execute and deliver amendments to the other Loan Documents as Agent deems appropriate contemporaneously with the execution and delivery of this Amendment.
14. Effective Date.  This Amendment shall be deemed effective and in full force and effect (the "Effective Date") upon confirmation by the Agent of the satisfaction of the following conditions:
(a) the execution and delivery of this Amendment by Borrower, Guarantors, Agent, the Required Lenders, New Lender and each Lender whose Commitment is increasing pursuant to this Amendment;
(b) the delivery to Agent of an opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;
(c) the delivery to Agent of a Revolving Credit Note duly executed by the Borrower in favor of each Lender in the amount set forth next to such Lender's name on Schedule 1.1 attached hereto;
(d) receipt by Agent of evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment and the increase of the Commitment; and
(e) delivery to Agent of a Compliance Certificate and Borrowing Base Certificate, adjusted to give pro forma effect to the advance of the Revolving Credit Loans to be made on or about the date thereof, and evidencing compliance with the covenants described in §7.4(c) of the Credit Agreement;
(f) receipt by Agent of such other resolutions, certificates, title endorsements, documents, instruments and agreements as the Agent may reasonably request; and
(g) the Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby.
15. Titles.  Upon the occurrence of the Effective Date, BMO Capital Markets shall be a Joint Lead Arranger and Co-Syndication Agent.
[CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment under seal as of the day and year first above written.
BORROWER:

CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:  Condor Hospitality REIT Trust, a Maryland real estate investment trust, its general partner

By:  /s/ Jonathan J. Gantt
Name: Jonathan J. Gantt
 Title:   Vice President

GUARANTORS:
CONDOR HOSPITALITY REIT TRUST, a Maryland real estate investment trust By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
CONDOR HOSPITALITY TRUST, INC., a Maryland corporation By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Senior Vice President & Chief Financial Officer
TRS LEASING, INC., a Virginia corporation By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President

SPPR-SOUTH BEND, LLC, a Delaware limited liability company

By:      Condor Hospitality Limited Partnership, a
 Virginia limited partnership, its manager

By:   Condor Hospitality REIT Trust, a Maryland real estate investment trust, its general partner

By:  /s/ Jonathan J. Gantt
Name: Jonathan J. Gantt
Title:   Vice President

CDOR SAN SPRING, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
TRS SAN SPRING, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
SPPR-DOWELL, LLC, a Delaware limited liability company By: SPPR-Dowell Holdings, Inc., a Delaware corporation, its manager By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President

(Signatures Continued On Next Page)

Signature Page to First to Amendment to Credit Agreement - KeyBank/Condor

SPPR-DOWELL HOLDINGS, INC., a Delaware corporation By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President

SPPR-DOWELL TRS SUBSIDIARY, LLC, a Delaware limited liability company

By:  Condor Hospitality REIT Trust, a Maryland real estate investment trust, its manager

By:  /s/ Jonathan J. Gantt
Name: Jonathan J. Gantt
 Title:   Vice President

SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership

By:  Solomons GP, LLC, a Delaware limited liability company, its general partner

By:  /s/ Jonathan J. Gantt
Name: Jonathan J. Gantt
 Title:   Vice President

SOLOMONS GP, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President

(Signatures Continued On Next Page)

Signature Page to First to Amendment to Credit Agreement - KeyBank/Condor

TRS SUBSIDIARY, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
SPPR-HOTELS, LLC, a Delaware limited liability company By: SPPR Holdings, Inc., a Delaware corporation, its manager By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
SPPR HOLDINGS, INC., a Delaware corporation By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
SPPR TRS SUBSIDIARY, LLC, a Delaware limited liability company By: TRS Leasing, Inc., a Virginia corporation, its manager By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
CDOR AUS LOUIS, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
CDOR LEX LOWRY, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
CDOR TLH MAGNOLIA, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
TRS AUS LOUIS, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
TRS LEX LOWRY, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President
TRS TLH MAGNOLIA, LLC, a Delaware limited liability company By: /s/ Jonathan J. Gantt Name: Jonathan J. Gantt Title: Vice President

(Signatures Continued On Next Page)

Signature Page to First to Amendment to Credit Agreement - KeyBank/Condor

LENDERS:
KEYBANK NATIONAL ASSOCIATION, individually and as Agent
By:  /s/ Jennifer L. Power
Name:  Jennifer L. Power
 Title:  Vice President
THE HUNTINGTON NATIONAL BANK
By:  /s/ Lisa M. Mahoney
Name:  Lisa M. Mahoney
 Title:  Assistant Vice President
BMO HARRIS BANK N.A.
By:  /s/ Gwendolyn Gatz
Name:  Gwendolyn Gatz
 Title:  Vice President
Address:

BMO Harris Bank N.A.
115 S. LaSalle Street, 36W
Chicago, Illinois  60603
Attention:  Gwendolyn Gatz
 Email:  Gwendolyn.Gatz@bmo.com

LIBOR Lending Office:
Same as Above

Signature Page to First to Amendment to Credit Agreement - KeyBank/Condor

SCHEDULE 1.1
LENDERS AND COMMITMENTS
Name and Address	Commitment	Commitment Percentage[1]
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Tom Schmitt Telephone: 770-510-2109 Facsimile: 770-510-2195	$50,000,000.00	33.3333333333%
LIBOR Lending Office: Same as Above
The Huntington National Bank 200 Public Square, 7th Floor Cleveland, Ohio 44114 Attention: Scott A. Childs Telephone: 216-515-6529 Facsimile: 888-987-9315	$50,000,000.00	33.3333333333%
LIBOR Lending Office: Same as Above
BMO Harris Bank N.A. 115 S. LaSalle Street, 36W Chicago, Illinois 60603 Attention: Gwen Gatz Telephone: 312-461-2238	$50,000,000.00	33.3333333333%
LIBOR Lending Office: Same as Above

TOTAL	$150,000,000.00	100%
1  Percentages may not equal 100% due to rounding.